Exhibit 10.17

SHORT TERM FINANCING AGREEMENT

THIS AGREEMENT is made today: 10th October 2005.

BETWEEN:

LEVERET INTERNATIONAL INC., a Liberian Corporation of 80 Broad street, Monrovia, Liberia (the “Lender”) and

MILOS MARITIME INC, and SERIFOS MARITIME INC, both of Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, Marshall Islands (hereinafter the “Co-Borrowers”).

WHEREAS :

The Co-Borrowers have requested the Lender to make available to them a short term joint and several Loan facility of up to US$ 2,350,000.00 (hereinafter called the “Facility”), which the Lender agreed to grant on the following terms and conditions:

A. TERMS OF FACILITY

a.               The Lender hereby agrees to make available to the Co-Borrowers the Facility for the purpose of financing:

i)                                         the second installment amounting to US$ 1,020,000 per vessel due under the respective Shipbuilding Contracts dated 6.2.2005 as amended by addenda No.1 dated 31.3.2005, No.2 dated 27.4.2005 and No. 3 dated 27.5.2005 (the “Shipbuilding Contracts”) made between each of the Co-Borrowers and Fujian Shipbuilding Industry Group Corporation and Fujian Southeast Shipyard (collectively the ‘Builders’) providing for the construction by the Builders for each of the Co-Borrowers of one 3,500 DWT oil/product tanker for a contract price for each vessel of United State Dollars Six Million Eight Hundred Thousand (US $ 6,800,000.00) and

ii)                                      the second installment amounting to US$ 155,000 per vessel due under the respective Supervision Agreements dated 10.2.2005 made between each of the Co-Borrowers and IOTA Corporation of Liberia, pursuant to which IOTA has agreed to provide services to each of the Co-Borrowers in connection with the construction of the above vessels for a fee of USD 1,550,000 for each vessel.

b.              The Facility will bear no interest at all.

c.               The Co-Borrowers hereby acknowledge, state and confirm receipt of the Facility.

d.              The Facility is repayable upon Lender’s first written demand for the repayment of the Facility in part or in whole not later than four (4) months as of today.

B. REPRESENTATIONS AND WARRANTIES

The Co-Borrowers hereby represent and warrant to the Lender, that:

a.               Each of the Co-Borrowers is a company duly organized and validly existing and in good standing under the laws of the Republic of Marshall Islands and has the corporate authority to own/acquire assets and carry out its business and other activities as they are now or in the future going to be conducted.

b.              Each of the Co-Borrowers has the power to enter into and perform this Agreement and to authorize the execution of this Agreement and any other documents related thereto.

c.               This Agreement constitutes legally binding obligation of each of the Co- Borrowers and is enforceable in accordance with its terms.

d.              Each of the Co-Borrowers has the legal ability to undertake towards the Lender the repayment of the Facility upon Lender’s first demand in whole or in part(s) in foreign exchange in any part of the world and in Greece and has and/or will have in Greece available funds of its own or through its affiliate companies or through further banking borrowing facilities in foreign exchange free and not subject to any mandatory assignment to the Bank of Greece, pursuant to any provisions of any law, decision or regulation of any governmental body or other regulatory authority and out of such funds the Co-Borrowers may without any restrictions whatsoever effect payments to the Lender in connection with this Agreement.

C. LAW/JURISDICTION

a.               This Agreement shall be governed and construed in all respects in accordance with the laws of Greece.

b.              All disputes under this Agreement including enforcement proceedings and the taking of any conservative measures are submitted to the exclusive jurisdiction of the Courts of Piraeus.

IN WITNESS whereof these presents were issued the date first above written.

THE LENDER		THE CO-BORROWERS

By:	/s/ Dimitrios Melisanidis	By:	/s/ Dimitrios Koutsoueos
Dimitrios Melisanidis		Dimitrios Koutsoueos
Director		Director